UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2005

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           Effective June 30, 2005, John Hill, the Executive Vice President and Chief Financial Officer of Advance America, Cash Advance Centers, Inc. (the “Company”), will assume the role of Principal Accounting Officer in addition to his other duties.  A description of Mr. Hill’s background and experience is included in Item 10 to our Annual Report on Form 10-K for the year ended December 31, 2004 and such description is incorporated herein by this reference.

Item 8.01               Other Events.

On June 30, we issued a press release describing various changes that we are making to our operations in states where we have acted as the marketing, processing, and servicing agent for payday cash advances made by lending banks to their customers.  The press release is attached hereto as Exhibit 99.1 to this current report.

Under the agency business model, we operate as a marketing, processing, and servicing agent in certain states for Federal Deposit Insurance Corporation (“FDIC”) supervised, state chartered lending banks, which make payday cash advances to their customers through our payday cash advance centers.  On March 2, 2005, the FDIC issued revised Payday Lending Guidance (the “FDIC Guidance”) to FDIC-supervised institutions that offer payday cash advances, including the lending banks for which we acts as an agent.  The FDIC Guidance limits the frequency of borrower usage of payday cash advances and limits the period a customer may have payday cash advances outstanding from any lender to an aggregate of three months during the previous 12-month period.

Pennsylvania and Arkansas

We have historically operated in Pennsylvania as a marketing, processing, and servicing agent for BankWest, Inc., a South Dakota bank (“BankWest”), and in Arkansas as a marketing, processing, and servicing agent for Venture Bank, a Washington bank (“Venture”).  On June 24, 2005, we amended our marketing and servicing agreement with BankWest (as amended, the “BankWest Agreement”) regarding Pennsylvania, effective July 1, 2005.  Pursuant to the BankWest Agreement, we will continue to act as a marketing, processing, and servicing agent for payday cash advances made by BankWest in our 101 payday cash advance centers in Pennsylvania on substantially similar terms as under the prior version of the BankWest Agreement, and we will also act as a processing, marketing, and servicing agent for a new installment loan product from BankWest in those centers.  On June 30, 2005, we terminated our marketing and servicing agreement with Venture and we entered into a new marketing and servicing agreement (the “First Fidelity Agreement”) with First Fidelity Bank, a South Dakota bank (“First Fidelity”), to operate as a marketing, processing, and servicing agent for payday cash advances and installment loans made by First Fidelity in our 30 payday cash advance centers in Arkansas.

Pursuant to the First Fidelity Agreement, First Fidelity will be contractually obligated for all losses on payday cash advances and installment loans to its customers in Arkansas.  Under our terminated marketing and servicing agreement with Venture, Venture was contractually obligated for the losses on its payday cash advances in an amount established as a percentage of the fees and interest charged by Venture to its customers.  Therefore, under the terminated agreement with Venture, if actual payday cash advance losses by Venture exceeded the percentage specified in its marketing and servicing agreement with us, our marketing, processing, and servicing fees were reduced by the excess.  The First Fidelity Agreement does not provide for any adjustments to our marketing, processing, and servicing fees based on losses.

Under the terms of the BankWest Agreement and the First Fidelity Agreement, payday cash advances will be offered in Pennsylvania and Arkansas by the lending banks within the limits of the FDIC Guidance, and customers will effectively be limited to six payday cash advances during any 12-month period.  In response to the FDIC Guidance, the lending banks also intend to offer an installment loan product to their customers for which we will also act as marketing, processing, and servicing agent.  The installment loan product will generally have bi-weekly payments amortized over a three- or four-month period.  The lending banks will establish all of the underwriting criteria and utilize third-party credit scores to determine whether to approve an installment loan for a customer.  All of the terms, conditions, and features of the installment loan agreements between the lending banks and their customers are determined by the lending banks.  The lending banks will fund all loans, and we will not repurchase or participate in the loans.  We will deposit, on behalf of the lending banks, all repayments of installment loans, interest, and fees in the lending banks’ accounts, and the lending banks will pay to us our marketing, processing, and servicing fees for the installment loans.

We expect that the fee paid to us by the lending banks for acting as the marketing, processing, and servicing agent for an installment loan will be greater per loan than the fee paid to us with respect to a payday cash advance.  However, we expect that our total revenue for our operations under the agency business model will be reduced because (1) the FDIC Guidance limits the number of payday cash advances that may be made, (2) the more stringent underwriting standards that we expect the lending banks to apply for installment loans will likely reduce the number of eligible customers, and (3)the longer duration of installment loans will likely result in fewer installment loan transactions than payday cash advances that would have been made in the same period.  As a result, we expect that we will retain approximately 60-80% of our revenue in the states where we will continue to act as a marketing, processing, and servicing agent for lending banks under the agency business model.  It is difficult for us to predict, however, what those revenues may be given the numerous uncertainties associated with predicting consumer demand for a new product; with anticipating the effect of new underwriting standards for that product by the lending banks; and with marketing, processing, and servicing a new product.  In addition to Pennsylvania and Arkansas, we expect to operate in North Carolina under the agency business model and in compliance with the FDIC Guidance.  Pennsylvania, Arkansas, and North Carolina represented an aggregate of approximately 14.2% of our revenue for the quarter ended March 31, 2005.

The BankWest Agreement is no longer considered to be material by us for the purposes of filings we make under the Securities Exchange Act of 1934, as amended, and a copy of the BankWest Agreement is not included as an exhibit to this current report on Form 8-K.

Michigan

We have historically operated in Michigan as a marketing, processing, and servicing agent for First Fidelity.  On June 25, 2005, we terminated our marketing and servicing agreement with First Fidelity regarding Michigan effective as of June 26, 2005.  Under the terminated agreement, First Fidelity was the lender and recorded advances and fees receivable on its balance sheet, and First Fidelity was contractually obligated for uncollectible accounts in amounts determined as a percentage of fees and interest charged by First Fidelity to its customers.  The amount by which losses exceeded First Fidelity’s contractual obligation was included on our balance sheet as an accrual for excess bank losses.  In connection with terminating the marketing and servicing agreement with First Fidelity, we purchased from First Fidelity its payday cash advance accounts receivable for Michigan, valued at approximately $8.4 million, and First Fidelity no longer has any obligations for losses with respect to those accounts.  We have reflected those accounts receivable on our balance sheet at the face amount, and we expect to record a pre-tax charge of approximately $1.5 million to increase the provision for doubtful accounts by the amount of those accounts estimated to be uncollectible.

Beginning June 27, 2005, we began offering check-cashing and deferred presentment services directly to customers in our 86 centers in Michigan.  The approval process for us to provide customers with check-cashing services in Michigan is substantially similar to the process we use to provide payday cash advances under our standard business model, except that instead of providing our customer with a short-term advance that is to be repaid by our customer and is secured by the customer’s personal check, we deliver to our customer cash in the amount of the check presented by the customer to us, less the amount of the fee charged by us for cashing the check.  The amount of the fee varies based on whether the check cashed is a government check, a payroll check, or a personal check, and we charge interest for the period of time that we agree with the customer to hold the check before we deposit it.  Customers also have the opportunity to repurchase the check from us.  We expect that the profitability of our check-cashing business and average fees, check amounts, and duration for which we hold checks will be similar to the corresponding amounts under our standard business model.

Texas

Beginning in July, 2005, we will conduct business in our 208 centers in Texas through a wholly owned subsidiary that has registered as a credit services organization (“CSO”) under Texas law.  As a CSO, we will offer a fee-based credit services package to assist customers in trying to improve their credit and in obtaining an extension of consumer credit through a third-party lender.  In connection with commencing our operations as a CSO in Texas, we have entered into a credit services agreement (“CSO Agreement”) with a third-party lender.  The CSO Agreement governs the terms by which we will refer customers in Texas to that lender, on a non-exclusive basis, for a possible extension of credit, process loan applications, and provide letters of credit in support of our customers’ loans.

The process by which we will assist customers in completing a loan application and documentation with a third-party lender will be similar to how we currently operate.  The lender will still determine whether to approve the loan utilizing third-party credit scores to evaluate a customer and will establish all of the loan underwriting criteria.  All of the terms, conditions, and features of the loan agreements between the lender and its customers are determined by the lender.  The customer also writes a personal check payable to the lender in the amount of the loan, including interest for the anticipated duration of the loan, which we hold on behalf of the lender pending repayment of the loan.  However, other aspects of being a CSO are substantially different from how we currently operate.  For example, we will also assist customers by providing a letter of credit as collateral to the lender for the full amount of the loan.  In addition, if the customer has chosen the consumer-reporting option, we will report the repayment information from the lender to Payment Reporting Builds Credit, Inc. (“PRBC”), a consumer credit reporting agency.  Reporting to PRBC may assist the customer in improving his or her credit if the customer repays the loan in accordance with its terms and that positive repayment is viewed favorably by users of the PRBC report.  We will also provide access to free financial tools, services, and information to help customers with their personal finances, budgets, and credit ratings.

When the loan becomes due, the customer will return to the CSO center to repay the loan and pay our credit services fee (“CSO Fee”), we will return the customer’s two checks, and we will deposit the loan payment in the lender’s account and the CSO Fee in our account.  If the customer does not return to the CSO center to repay the loan and pay the CSO Fee, we may then begin collection efforts to obtain from the customer payment of the loan, the CSO Fee, and any late and non-sufficient funds (“NSF”) fees.  If we are unsuccessful in collecting the payments for the lender, we will notify the lender who will draw upon the letter of credit we issued to the lender on behalf of the customer.  We will continue our collection efforts with respect to all amounts due by the customer, including the draw on the letter of credit we issued on behalf of the customer.

Under our marketing and servicing agreement with the lending bank in Texas for payday cash advances, the lending bank is contractually obligated for uncollectible payday cash advance accounts in amounts determined as a percentage of fees and interest charged by the lending bank to its customers, which historically have been sufficient to cover all losses incurred.  Under the CSO Agreement, we will be contractually obligated for all losses incurred by the lender with respect to loans it makes to its customers.  Accordingly, we expect to record a pre-tax charge of approximately $2.4 million to increase the provision for excess agency losses by the amounts of the loans made by the lender that we estimate will be uncollectible.

Although we have not previously conducted business as a CSO, we expect similar operating results to those historically generated under the agency business model.  However, given the numerous uncertainties associated with conducting a new business, anticipating consumer demand for credit services, and possible regulatory changes that may affect credit services, it is impossible to know if the credit services business will be successful.

In connection with the conversion of our payday cash advance centers in Texas to credit services centers, we are changing the signage for those centers.  We expect to incur a pre-tax charge of approximately $700,000 in the third quarter of 2005 in connection with that change in signage.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements.  All statements other than historical information or statements of current condition contained in this Current Report, including statements regarding our future financial performance, our business strategy, and expected developments in the payday cash advance services industry, are forward-looking statements.  The words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements on our current views and expectations.  Although we believe that the views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  These risks, uncertainties, and other factors could cause the actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties, and factors include, but are not limited to:

•                  the effect that compliance with the revised FDIC payday lending guidance may have on the lending banks and our results of operations from the agency business model;

•                  federal and state governmental regulation of payday cash advance services, consumer lending, and related financial services businesses;

•                  our ability to introduce and efficiently and profitably manage a new installment loan product, a credit services organization business, and a check-cashing business;

•                  customer demand and response to services and products offered at our payday cash advance, check-cashing, or credit service centers;

•                  the extent to which revised levels of underwriting analysis by the lending banks for installment loans may cause fewer customers to qualify for extensions of credit;

•                  the uncertainty of consumer and investor reception to our involvement with installment loan products, credit services, and check-cashing services;

•                  the accuracy of our estimates of payday cash advance, installment loan, or credit service losses;

•                  current and future litigation and regulatory proceedings against us, including but not limited to those against us in Florida, Georgia, and North Carolina;

•                  our relationships with the lending banks and with the banks party to our revolving credit facility;

•                  the possibility that we may have to permanently cease our operations in Georgia and North Carolina;

•                  theft and employee errors;

•                  the availability of adequate financing, suitable payday cash advance centers, and experienced management employees to implement our growth strategy;

•                  increases in interest rates, which would increase our borrowing costs;

•                  the fragmentation of the payday cash advance services industry and competition from various other sources, such as other payday cash advance providers, small loan providers, short-term consumer lenders, banks, savings and loans, and other similar financial services entities, as well as retail businesses that offer consumer loans or other products or services similar to those offered by us; and

•                  our lack of product and business diversification.

We expressly disclaim any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in our views or expectations, or otherwise. We make no prediction or statement about the performance of our shares of common stock.

You are cautioned not to rely unduly on any forward-looking statements.  These risks and uncertainties are discussed in more detail in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the U.S. Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 30, 2005, of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 30, 2005

Advance America, Cash Advance Centers, Inc.

By:	/s/ John I. Hill
John I. Hill
Executive Vice President and
Chief Financial Officer

Exhibit Number	Description
99.1	Press Release, dated June 30, 2005, of Advance America, Cash Advance Centers, Inc.